                          IMMEDIATE ATTENTION REQUIRED

                                                                February 9, 1996

                   RE: DIRECTION CONCERNING TENDER OF SHARES

DEAR ESOP PARTICIPANT:

     Enclosed are materials that require your immediate attention. They describe matters directly affecting your interest in the Griffon Corporation Employee Stock Ownership Plan (ESOP). Read all the materials carefully. You will need to complete the enclosed Direction Form and return it in the envelope provided. THE DEADLINE FOR RECEIPT OF YOUR COMPLETED DIRECTION FORM IS 5:00 P.M., EST, WEDNESDAY, MARCH 6, 1996 (UNLESS EXTENDED). YOU SHOULD COMPLETE THE FORM AND RETURN IT EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE TRANSACTION DESCRIBED IN THE MATERIALS.

     The remainder of this letter summarizes the transaction and your rights and options under the ESOP, but you also should review the more detailed explanation provided in the other materials.

BACKGROUND

     As you no doubt have heard, Griffon Corporation (Company) has made a tender offer to purchase up to two million shares of its Common Stock. The objectives of the purchase, and financial and other information relating to the offer, are described in detail in the enclosed Offer to Purchase and Letter of Transmittal, which are being provided to all stockholders of the Company.

     As a participant in the ESOP, you are directly affected, because the Company's Offer to Purchase extends to the approximately 2.5 million shares of the Company's stock currently held by the ESOP. Only U.S. Trust Company of California, N.A. (U.S. Trust), as the Trustee of the ESOP, actually can tender these shares for sale. However, as an ESOP participant, you have the right pursuant to the terms of the ESOP to direct the Trustee whether or not to tender the shares that are allocated to your ESOP Account as of September 30, 1995. If you elect to have the Trustee tender these shares, you also are entitled to specify the price or prices at which they should be tendered.

     Please note that the Trustee is the holder of record of shares allocated to your Account as a participant in the ESOP. A tender of such shares can be made only by the Trustee as the holder of record; however the Trustee generally must act pursuant to your directions as explained herein. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares allocated to your ESOP Account.

     THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED THE MAKING OF THE OFFER TO PURCHASE. HOWEVER, NEITHER THE COMPANY, ITS BOARD OF DIRECTORS, U.S. TRUST AS TRUSTEE, NOR ANY OTHER PARTY MAKES ANY RECOMMENDATIONS TO PARTICIPANTS AS TO WHETHER TO TENDER SHARES, THE PRICE AT WHICH TO TENDER, OR TO REFRAIN FROM TENDERING SHARES. EACH PARTICIPANT MUST MAKE HIS OWN DECISION ON THESE MATTERS.

     To assure the confidentiality of your decision, the Company has retained American Stock Transfer & Trust Company (American Stock) to tabulate the directions of ESOP participants. You will note from the included envelope that your Direction Form is to be returned to American Stock. To further assure confidentiality and independence of all actions, U.S. Trust, as Trustee of the ESOP, will make all discretionary determinations. In particular, the Trustee will decide whether to tender or hold shares of the ESOP that currently have not been allocated to participants' Accounts. The Trustee will also decide the disposition of shares that are allocated to Accounts of participants who fail to return timely or complete directions. Finally, the Trustee will determine whether the implementation of any participant's directions or adherence to any ESOP provisions would be a violation of the Employee Retirement Income Security Act of 1974, as amended (ERISA). Although it is not anticipated that any direction will violate ERISA, such that the direction would have to be reversed or ignored, the Department of Labor requires that the Trustee, as the independent fiduciary for ESOP participants, retain this discretion.

HOW THE OFFER TO PURCHASE WORKS

     The details of the Offer to Purchase are described in the enclosed materials, which you should review carefully. However, in broad outline, the transaction will work as follows with respect to ESOP participants.

          - The Company has offered to purchase up to 2 million of its shares of common stock at a price not less than $9.50 nor more than $10.25 per share.

          - If you want any of the shares allocated to your ESOP Account sold, you need to direct that they be offered (or "tendered") for sale.

          - You also need to specify the price at which you want the shares tendered. That price must be at or between the two limits above.

          - After the deadline for the tender of shares by all stockholders, including the ESOP, American Stock will complete the tabulation of all directions.

          - The Company will then determine the price, at or between the two limits, at which the Company can purchase the number of shares that it wants. This is referred to as the Purchase Price.

          - Unless the offer is voided or discontinued in accordance with its terms, the Company then will buy all the shares, up to 2 million, that were tendered at that price or below. However, all sellers will receive the same Purchase Price, even if they tendered at or below the Purchase Price.

          - If you direct the tender of any shares at a price in excess of the Purchase Price as finally determined, those shares will not be purchased, and they will remain allocated to your ESOP Account.

     This form of transaction is commonly called a "Dutch Auction" and requires some strategy on your part. For example, if you are anxious to sell, you may want to tender your shares at a price at or near the lower limit. If you are not sure whether or not you want to participate, but would be willing to sell at a price above the lower limit, then you may want to specify a higher price, not to exceed the upper limit, of course. If you do not want to sell under any circumstances an option is provided for you to direct that shares allocated to your ESOP Account will be held.

     Of course, the Trustee may override any direction that it determines to be in violation of ERISA, as previously described. In particular, the Company will be prohibited from purchasing shares from the ESOP if the Purchase Price, as finally determined, is less than the prevailing market price of the shares on the date the shares are accepted for purchase. Finally, the Company will prorate the number of shares purchased from stockholders if there is an excess of shares over the exact number desired at the Purchase Price as ultimately determined.

PROCEDURE FOR DIRECTING TRUSTEE

     A Direction Form for making your direction is enclosed. You must complete this form and return it in the included envelope in time to be received by American Stock no later than 5:00 p.m., Eastern time, on Wednesday, March 6, 1996 (unless the Offer to Purchase is extended or amended). If your form is not received by this deadline, or if it is not fully and properly completed, the shares in your ESOP Account will be tendered or held as decided by the Trustee. Please note the address label on the reverse side of the Direction Form; it indicates the number of shares allocated to your Account as of September 30, 1995. The number of shares shown on the address label includes any shares allocated as a result of contributions made on your behalf by the Company for the year ended September 30, 1995.

     To properly complete your Direction Form, you must do the following:

          (1) On the face of the form, check Box 1 or 2. CHECK ONLY ONE BOX. Make your decision which box to check as follows:

        - CHECK BOX 1 if you do not want the shares allocated to your Account tendered for sale at any price and simply want the ESOP to continue holding shares allocated to your Account.

        - CHECK BOX 2 in all other cases and complete the table immediately below Box 2. (You should not complete the table if you checked Box 1.) Use line A of the table to specify the number of shares that you want to tender at each price indicated. Typically, you would elect to have all of the shares tendered at a single price. However, the form gives you the option of splitting your shares among several prices. You must state the number of shares to be sold at each indicated price by filling in the number of shares in the box immediately below the price. Leave a box blank if you want no shares tendered at that price.

          After you have specified your tender price or prices, total the number of shares in line A and insert the total in the box provided at the end of the line. Specify the number of shares, if any, that you do not want tendered but wish the Trustee to hold in the single box on line B.

          Finally, total the shares in the end boxes on lines A and B and insert the total in the box on line C. The total in this box must equal the number of shares allocated to your ESOP Account as shown on the address label on the reverse side of the Direction Form.

          (2) Turn the Direction Form over, date and sign it in the space provided.

          (3) Return the Direction Form promptly in the included envelope so that it is received by American Stock no later than 5:00 p.m., Eastern time, on Wednesday, March 6, 1996 (unless this deadline is extended). Be sure to return the form even if you decide not to have the Trustee tender any shares. No facsimile transmittals will be accepted.

     Your direction will be deemed irrevocable unless withdrawn by 5:00 p.m., Eastern time, on Wednesday, March 6, 1996 (unless the Offer is extended or amended). To be effective, a notice of withdrawal of your direction must be in writing and must be received by American Stock at the following address:

           AMERICAN STOCK TRANSFER & TRUST COMPANY
           40 Wall Street
           46th Floor
           New York, New York 10005

     Your notice must include your name, address, Social Security number, and the number of shares allocated to your ESOP Account. Upon receipt of your notice by American Stock, your previous direction will be deemed cancelled. You may direct the retendering of any shares in your Account by repeating the previous instructions for directing the tendering set forth in this letter.

INVESTMENT OF TENDER PROCEEDS

     For any ESOP shares that are tendered and purchased by the Company, the Company will pay cash to the ESOP. The Trustee then will decide whether to reinvest the proceeds in shares of the Company's stock or in alternative investments, being guided by the ESOP's terms and the trust agreement, subject to the limitations of ERISA. There can be no assurance that all or a portion of the proceeds of the sale of shares allocated to your account will be reinvested by the Trustee in shares of common stock of the Company.

     INDIVIDUAL PARTICIPANTS IN THE ESOP WILL NOT RECEIVE ANY PORTION OF THE TENDER PROCEEDS. ALL SUCH PROCEEDS AND THE ASSETS WILL REMAIN IN THE ESOP AND MAY BE WITHDRAWN ONLY IN ACCORDANCE WITH THE ESOP'S TERMS.

     No gain or loss will be recognized by participants in the ESOP for federal income tax purposes in connection with the tender or sale of shares held in the ESOP.

CONFIDENTIALITY

     AS MENTIONED ABOVE, BOTH AMERICAN STOCK AND U.S. TRUST WILL PROTECT THE CONFIDENTIALITY OF YOUR DECISION AS AN ESOP PARTICIPANT. UNDER NO CIRCUMSTANCES WILL YOUR DECISION BE DISCLOSED TO ANY DIRECTORS, OFFICERS, OR EMPLOYEES OF GRIFFON CORPORATION, EXCEPT TO A LIMITED NUMBER OF ADMINISTRATORS FOR THE VERY SOLE PURPOSE OF ALLOCATING PROCEEDS TO YOUR ESOP ACCOUNT IN THE EVENT THAT ALL OR A PORTION OF YOUR SHARES ARE SOLD.

FURTHER INFORMATION

     Although the Trustee has no recommendation and cannot advise you what to do, its representatives are prepared to answer any question that you may have on the procedures involved in the Dutch Auction and your direction. The Trustee also can help you complete your Direction Form.

     For this purpose, you may contact the Trustee at 1-800-535-3093 between 11:00 a.m. and 8:00 p.m., Eastern time, Monday through Friday.

     Your ability to instruct the Trustee concerning whether or not to tender shares allocated to your Account is an important part of your rights as an ESOP participant. Please consider this letter and the enclosed materials carefully and then return your Direction Form promptly.

                                          Sincerely,

                                          U.S. Trust Company of California, N.A.

                              GRIFFON CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN

                                 DIRECTION FORM

               BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY
                       THE ACCOMPANYING OFFER TO PURCHASE
                   See the Reverse Side of This Form for the
                Number of Shares Allocated to Your Plan Account

     In accordance with the Griffon Corporation ("Company") Offer to Purchase dated February 9, 1996, a copy of which I have received and read, and pursuant to the provisions of the Griffon Corporation Employee Stock Ownership Plan ("ESOP"), I hereby direct the ESOP's Trustee, U.S. Trust Company of California, N.A., as follows (check only one box):

/ / 1. To refrain from tendering and to hold all shares allocated to my Account.

/ / 2. To tender shares allocated to my Account at the price or prices indicated on line A below, except for any shares to be held as indicated on line B below. FILL IN THE TABLE BELOW ONLY IF YOU HAVE CHECKED BOX NUMBER 2.


    -----------------------------------------------------------------------------------     -----------
        PRICE      $9.50     $9.625    $9.75     $9.875    $10.00   $10.125    $10.25       ROW A TOTAL
    -----------------------------------------------------------------------------------     -----------
A      NUMBER
         OF
       SHARES
    ---------------------------------------------------------------------                  ------------
    ------------                                                                                              ------------
B      SHARES
        TO BE
        HELD
    ------------   .........................................................................................  ------------
                                                                                                              ------------
    ------------                                                                                              ------------
C       TOTAL
       SHARES
    ------------   .........................................................................................  ------------

             Total the number of shares in row A and insert that total in the box at end of the row. Show shares to be held in the box at end of row
        B. Total the numbers in the end boxes of rows A and B and insert that total number in the end box of row C. The total in the end box of row C must equal the number of shares allocated to your Account as shown on the address label on the REVERSE SIDE OF THIS FORM.

                                  INSTRUCTIONS

     Carefully complete the face portion of this Direction Form. Then insert today's date and sign your name in the spaces provided immediately below. Enclose the form in the included envelope and mail it promptly. Your Direction Form must be received no later than 5:00 p.m., Eastern Standard Time, on Wednesday, March 6, 1996. Direction Forms that are not fully or properly completed, dated, and signed, or that are received after the deadline, will be ignored, and the shares allocated to your Account will be held or tendered, and if tendered, at a price, as determined by U.S. Trust Company of California, N.A., as Trustee. Note that the Trustee also has the right to ignore any direction that it determines cannot be implemented without violation of applicable law.
--------------------------------------------------------------------------------

     Neither the Company, its Board of Directors, the Trustee, nor any other party makes any recommendation to participants as to whether to tender shares, the price at which to tender, or to refrain from tendering shares. Each participant must make his or her own decision on these matters.

     The Company has been advised that none of its directors or executive officers intends to tender any shares.
--------------------------------------------------------------------------------
Date:_____________, 1996 _______________________________________________________
                         Your Signature (Please sign as your name appears below)

     As of September 30, 1995, there were allocated to your Account the number of shares of Griffon Corporation common stock shown to the right of your address on the label below.